UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

Refinancing Transactions

On January 19, 2017, Penn National Gaming, Inc. (the “Company”) closed its previously announced refinancing transactions, consisting of (collectively, the “Refinancing Transactions”):  (i) the issuance of $400.0 million aggregate principal amount of its 5.625% senior notes due 2027 (the “New Notes”); (ii) entering into $1,500.0 million of amended credit facilities, comprised of a $300.0 million Term Loan A Facility with a maturity of five years (the “Term Loan A”), a $500.0 million Term Loan B Facility with a maturity of seven years (the “Term Loan B”) and a $700.0 million revolving credit facility with a maturity of five years (the “Revolving Credit Facility” and, together with the Term Loan A and the Term Loan B, the “Amended Credit Facilities”); and (iii) the application of the proceeds from the New Notes and the Amended Credit Facilities as described below.

The Company used a portion of the proceeds from the issuance of the New Notes to fund the repurchase and/or discharge or redemption of its existing 5.875% Senior Notes due 2021 (the “Existing Notes”) pursuant to the Company’s previously announced cash tender offer for any and all of its Existing Notes (the “Tender Offer”) and the satisfaction and discharge of the Indenture, dated as of October 30, 2013 (the “Existing Notes Indenture”), between the Company and Wells Fargo Bank, National Association, governing the Existing Notes, and to fund related transaction fees and expenses.  Any Existing Notes not purchased pursuant to the tender offer will be redeemed on February 6, 2017, in accordance with the Existing Notes Indenture and the Company’s previously announced notice of redemption.

The Company used loans funded under the Amended Credit Facilities and a portion of the proceeds of the New Notes to repay amounts outstanding under its existing Credit Agreement, dated as of October 30, 2013, by and among the Company, the subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and  to fund related transaction fees and expenses. Amounts raised under the Amended Credit Facilities and the New Notes in excess of the amounts necessary for the purposes described above are available for general corporate purposes.

Indenture for 5.625% Senior Notes due 2027

On January 19, 2017, the Company issued the New Notes pursuant to an Indenture, dated as of January 19, 2017 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company may redeem the New Notes, in whole or in part, at any time, and from time to time, on or after January 15, 2022, at the declining redemption premiums set forth in the Indenture together with accrued and unpaid interest to, but not including, the redemption date. Prior to January 15, 2022, the Company may redeem the New Notes, in whole or in part, at any time, and from time to time, at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including the redemption date. In addition, prior to January 15, 2020, the Company may redeem the New Notes with an amount equal to the net proceeds from one or more equity offerings, at a redemption price equal to 105.625% of the principal amount of New Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date, so long as (i) at least 60% of the aggregate principal amount of the New Notes originally issued remains outstanding and (ii) such redemption occurs within 180 days of closing of the related equity offering. If the Company experiences a change of control accompanied by a decline in the rating of the New Notes, or if the Company engages in an asset sale, the Company may be required to offer to purchase the New Notes from holders as provided in the Indenture. The New Notes also will be subject to mandatory redemption requirements imposed by gaming laws and regulations.

The New Notes are the Company’s senior unsecured obligations and rank pari passu in right of payment with all of its senior indebtedness, and senior in right of payment to all of its subordinated indebtedness, without giving effect to collateral arrangements. The New Notes are effectively subordinated to the Company’s secured indebtedness, including the Amended Credit Facilities, to the extent of the value of the assets securing such indebtedness. The New Notes are not guaranteed by any of the Company’s subsidiaries and are structurally subordinated to all liabilities of any of its subsidiaries, including their guarantees of the Amended Credit Facilities.

The Indenture contains covenants limiting the Company’s and its restricted subsidiaries’ ability to:  incur additional debt and issue certain preferred stock; pay dividends or distributions on its capital stock or repurchase its capital stock or subordinated debt; make certain investments; create liens on its assets to secure certain debt; enter into transactions with affiliates; merge or consolidate with another company; transfer and sell assets; designate its subsidiaries as unrestricted subsidiaries; and make certain amendments to the Master Lease, dated November 1, 2013, as amended from time to time (the “Master Lease”), between Penn Tenant, LLC, which is a subsidiary of the Company, and GLP Capital, L.P., which is a subsidiary of Gaming and Leisure Properties, Inc.  These covenants are subject to a number of important and significant limitations, qualifications and exceptions. In addition, most of these covenants will cease to apply to the New Notes at such time as the New Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services.

Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the New Notes; default in payment when due of the principal of, or premium, if any, on the New Notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the trustee or holders of 25% in principal amount of the New Notes (unless such failure to comply has been waived); acceleration or payment default of debt in excess of a specified amount; unpaid judgments in excess of a specified amount; certain events of bankruptcy or insolvency; and the Master Lease terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all New Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or holders of 25% in principal amount of the New Notes may declare all the New Notes due and payable immediately.

The foregoing description is not complete and is qualified in its entirety by the Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Second Amendment and Refinancing Agreement and Amended and Restated Credit Agreement

On January 19, 2017, the Company entered into (i) a Second Amendment and Refinancing Agreement, among the Company, certain subsidiaries of the Company, the lenders party thereto, the Administrative Agent and the Collateral Agent (the “Second Amendment and Refinancing Agreement”) and (ii) an Amended and Restated Credit Agreement, by and among the Company, certain subsidiaries of the Company from time to time party thereto, as guarantors (the “Guarantors”), the lenders from time to time party thereto, the Administrative Agent and  the Collateral Agent (the “Amended and Restated Credit Agreement”).

Subject to certain conditions, the Amended Credit Facilities provided for by the Amended and Restated Credit Agreement permit the Company to incur additional term loans and revolving loans (subject to obtaining commitments for such loans) in an aggregate principal amount of up to $400.0 million, plus (i) an amount equal to the principal amount of voluntary prepayments of term loans and reductions in revolving commitments made under the Amended Credit Facilities and (ii) any additional amount, so long as the Company would not exceed a specified senior secured net leverage ratio on a pro forma basis.

Interest Rate and Fees

The interest rates per annum applicable to loans under the New Credit Facilities are, at the Company’s option, equal to either a LIBOR rate or a base rate, plus an applicable margin. The applicable margin for each of the Revolving Credit Facility and the Term Loan A is initially 2.25% for LIBOR loans and 1.25% for base rate loans until the Company provides financial reports for the first full fiscal quarter following closing and, thereafter, will range from 1.25% to 3.00% per annum for LIBOR loans and 0.25% to 2.00% per annum for base rate loans, in each case depending on Penn’s total net leverage ratio. The applicable margin for the Term Loan B is 2.50% per annum for LIBOR loans and 1.50% per annum for base rate loans. The Term Loan B is subject to a LIBOR “floor” of 0.75% per annum and a base rate “floor” of 1.75% per annum. The Term Loan A and the Revolving Credit Facility were issued with an upfront fee of 0.50% on the amount of loans funded thereunder, in the case of the Term Loan A, and on the amount of commitments thereunder, in the case of the Revolving Credit Facility, and the Term Loan B was issued with an upfront fee of 0.50% of the amount of loans funded thereunder. In addition, the Company will pay a commitment fee on the unused portion of the commitments under the Revolving Credit Facility at a rate that is initially 0.35% per annum, until the Company provides financial reports for the first full fiscal quarter following closing, and thereafter, will range from 0.20% to 0.50% per annum, depending on the Company’s total net leverage ratio.

Amortization

The Term Loan A is subject to interim amortization, to be paid in equal quarterly installments, in annual amounts as follows: (1) $15.0 million due and payable in each of years one and two, (2) $22.5 million due and payable in year three and (3) $30.0 million due and payable in each of years four and five, with the balance due and payable on the date that is five years from the date of the closing of the Amended Credit Facilities.

The Term Loan B is subject to interim amortization in an annual amount of $5.0 million, to be paid in equal quarterly installments, with the remaining amount payable on the date that is seven years from the date of the closing of the Amended Credit Facilities.

The Revolving Credit Facility is not subject to interim amortization and any outstanding loans thereunder are due and payable on the date that is five years from the date of the closing of the Amended Credit Facilities.

Prepayments

The Amended Credit Facilities require the Company to prepay outstanding loans, subject to certain exceptions (including a right of reinvestment of asset sale proceeds and casualty proceeds in the Company’s business) with the proceeds of certain asset sales and casualty events, the incurrence of certain indebtedness and a percentage of annual excess cash flow (which percentage ranges from 0% to 50% depending on the Company’s total net leverage ratio). The Company may prepay all or any portion of the loans under the Amended Credit Facilities prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders and subject, in the case of certain prepayments of the Term Loan B with lower priced credit facilities during the period of six months following the closing, to a 1% premium.

Guarantee and Security

All obligations under the Amended Credit Facilities are unconditionally guaranteed by each of the Company’s existing and future direct and indirect wholly owned material domestic subsidiaries, subject to certain exceptions. All obligations of the Company under the Amended Credit Facilities and the guarantees of those obligations are secured by a first priority pledge of substantially all of the assets of the Company and of the Guarantors, subject to certain exceptions. The property pledged by the Company and the Guarantors includes a first priority pledge of the leasehold interests of Penn Tenant, LLC in real property subject to lease from GLP Capital, L.P. under long term lease arrangements; a first priority pledge in certain material fee-owned real property of the Company and the Guarantors; a first priority pledge of all of the equity interests owned by the Company and the Guarantors in their respective domestic subsidiaries; and a first priority pledge of the equity interests owned by the Company and the Guarantors in their respective first-tier foreign subsidiaries (not to exceed 65% of the voting equity interests and 100% of the non-voting equity interests of each of such first-tier foreign subsidiaries), in each case, subject to certain exceptions.

Certain Covenants and Events of Default

The Amended Credit Facilities contain customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, pay dividends and other restricted payments and prepay unsecured indebtedness and junior lien indebtedness. The Amended Credit Facilities have three financial covenants: a maximum senior secured net leverage ratio of 3.25 to 1.0 (which will be subject to step-downs to 2.75 to 1.0 at the end of 2017 and 2.50 to 1.0 at the end of 2018), a maximum total net leverage ratio of 5.25 to 1.0 (which will be subject to step-downs to 4.75 to 1.0 at the end of 2017 and 4.25 to 1.0 at the end of 2018) and a minimum interest coverage ratio of 2.5 to 1.0. The Amended Credit Facilities also contain certain customary affirmative covenants and events of default, including the occurrence of a change of control (as defined in the documents governing the Amended Credit Facilities), termination of the Master Lease and certain defaults under the Master Lease.

The foregoing description is only a summary and is qualified in its entirety by the Second Amendment and Refinancing Agreement, which is filed herewith as Exhibit 10.2 and the Amended and Restated Credit Agreement, which is filed herewith as Exhibit 10.3 and both are incorporated herein by this reference.

The parties to the agreements above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for the Company, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for, the Company and their respective affiliates in the ordinary course of their business.

Item 1.02         Termination of a Material Definitive Agreement.

In connection with the Refinancing Transactions, the Existing Notes Indenture was satisfied and discharged, effective January 19, 2017.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by this reference.

Item 7.01         Regulation FD Disclosure.

On January 19, 2017, the Company issued a press release announcing the completion of the Refinancing Transactions.

The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

The information in Item 7.01 of this Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

On January 18, 2017, the Company issued a press release announcing the expiration and results of the Tender Offer.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of January 19, 2017, between Penn National Gaming, Inc. and Wells Fargo Bank, National Association as Trustee.

4.2	Form of Note for 5.875% Senior Notes due 2021 (included in Exhibit 4.1 above).

10.2

Second Amendment and Refinancing Agreement, dated as of January 19, 2017, by and among Penn National Gaming, Inc., as borrower, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as swingline lender, Bank of America, N.A., as administrative agent and Bank of America, N.A., as collateral agent.

10.3

Amended and Restated Credit Agreement, dated as of January 19, 2017, by and among Penn National Gaming, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent and the other parties thereto.

99.1	Press release dated January 18, 2017, of Penn National Gaming, Inc.

99.2	Press release dated January 19, 2017, of Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 20, 2017	PENN NATIONAL GAMING, INC.

	By:	/s/ Carl Sottosanti
		Name:	Carl Sottosanti
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of January 19, 2017, between Penn National Gaming, Inc. and Wells Fargo Bank, National Association as Trustee.

4.2	Form of Note for 5.875% Senior Notes due 2021 (included in Exhibit 4.1 above).

10.2

Second Amendment and Refinancing Agreement, dated as of January 19, 2017, by and among Penn National Gaming, Inc., as borrower, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as swingline lender, Bank of America, N.A., as administrative agent and Bank of America, N.A., as collateral agent.

10.3

Amended and Restated Credit Agreement, dated as of January 19, 2017, by and among Penn National Gaming, Inc., as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., as collateral agent and the other parties thereto.

99.1	Press release dated January 18, 2017, of Penn National Gaming, Inc.

99.2	Press release dated January 19, 2017, of Penn National Gaming, Inc.